                          PRUDENTIAL EQUITY FUND, INC.

                          INTERIM SUBADVISORY AGREEMENT


     Agreement made as of this 7th day of September, 2000 between Prudential Investments Fund Management LLC (the Manager) and Jennison Associates LLC (the Subadviser or Jennison).

     WHEREAS, the Manager has entered into a Management Agreement, dated May 2, 1988 (the Management Agreement), with Prudential Equity Fund, Inc. (formerly Prudential-Bache Equity Fund, Inc. ) (the Fund), a diversified, open-end management investment company registered under the Investment Company Act of 1940 (the 1940 Act); and

     WHEREAS, The Prudential Investment Corporation (PIC) has provided subadvisory services to the Fund under a Subadvisory Agreement dated May 2, 1988 with PIFM, as amended and restated as of January 1, 2000; and

     WHEREAS, certain investment advisory responsibilities are being transitioned from PIC to Jennison; and

     WHEREAS, PIFM desires to retain the Subadviser to provide investment advisory services to the Fund, and the Subadviser is willing to render such investment advisory services; and

     WHEREAS, this Agreement is intended to supersede the Subadvisory Agreement, dated May 2, 1988, between the Manager and PIC with respect to the Fund.

     NOW, THEREFORE, the Parties agree as follows:

     1. (a) Subject to the supervision of the Manager and the Board of Directors of the Fund, the Subadviser shall manage such portion of the investment operations of the Fund below, and the composition of the Fund's portfolio, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Prospectus and Statement of Investment Information (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus"), and subject to the following understandings:


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

          (i) The Subadviser shall provide supervision of the Fund's investments and determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Fund, and what portion of the assets will be invested or held uninvested as cash.

          (ii) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the Articles of Incorporation, By-Laws and Prospectus of the Fund and with the instructions and directions of the Manager and of the Board of Directors of the Fund, and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986 and all other applicable federal and state laws and regulations. In connection therewith, the Subadviser shall, among other things, prepare and file such reports as are, or may in the future be, required by the Securities and Exchange Commission.

          (iii) The Subadviser shall determine the securities and futures contracts to be purchased or sold by the Fund, and will place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated) to carry out the policy with respect to brokerage as set forth in the Fund's Prospectus or as the Board of Directors may direct from time to time. In providing the Fund with investment supervision, it is recognized that the Subadviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser's other clients may be a party. It is understood that Prudential Securities Incorporated may be used as principal broker for securities transactions, but that no formula has been adopted for allocation of the Fund's investment transaction business. It is also understood that it is desirable for the Fund that the Subadviser have access to supplemental investment and market research and security and economic analysis provided by brokers or futures commission merchants who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Subadviser is authorized to place orders for the purchase and sale of securities and futures contracts for the Fund with such brokers or futures commission merchants, subject to review by the


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

     Fund's Board of Directors from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers or futures commission merchants may be useful to the Subadviser in connection with the Subadviser's services to other clients.

          On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

          (iv) The Subadviser shall maintain all books and records with respect to the Fund's portfolio transactions required by subparagraphs (b)(5), (6),
     (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act, and shall render to the Fund's Board of Directors such periodic and special reports as the Board of Directors may reasonably request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the Board's members or officers or employees of the Fund with respect to any matter discussed herein, including, without limitation, the valuation of the Fund's securities.

          (v) The Subadviser shall provide the Fund's Custodian on each business day with information relating to all transactions concerning the Fund's assets, and shall provide the Manager with such information upon request of the Manager.

          (vi) The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others.

(b) The Subadviser shall authorize and permit any of its directors, officers and employees who may be elected as Directors or officers of the Fund to serve in the capacities in which they are elected. Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any of such directors, officers or employees.

(c) The Subadviser shall keep the Fund's books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof and shall timely furnish to the Manager all information relating to the Subadviser's services hereunder needed by the Manager to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Subadviser agrees that all records which it maintains for the Fund are the property of the Fund, and the Subadviser will surrender promptly to the Fund any of such records upon the Fund's request, provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

(d) The Subadviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940 and other applicable state and federal regulations.

(e) The Subadviser shall furnish to the Manager copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph (d) hereof as the Manager may reasonably request.

2. The Manager shall continue to have responsibility for all services to be provided to the Fund pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser's performance of its duties under this Agreement.

3. The Manager shall pay the Subadviser for the services described in paragraph 1 hereof as full compensation therefor, a fee equal to an annual rate of the average daily net assets of the Fund under the management of the Subadviser as described in the attached Schedule A.

     The compensation earned by the Subadviser under this Agreement shall be held in an interest-bearing escrow account with the Fund's custodian or a bank. If a majority of the Fund's outstanding voting securities approve an agreement with the Subadviser by the end of the 150-day period beginning with the effective date of this Agreement, the amount in the escrow account (including interest earned) shall be paid to the Subadviser. If a majority of the Fund's outstanding voting securities do not approve an agreement with the Subadviser by the end of the 150-day period beginning with the effective date of this Agreement, the Subadviser shall be paid, out of the escrow account, the lesser of (i) any costs incurred by the Subadviser in performing this Agreement


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

(plus interest earned on that amount while in escrow); or (ii) the total amount in the escrow account (including interest earned).

4. The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Fund or the Manager in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement.

5. This Agreement shall continue in effect for a period of up to 150 days from the date hereof until an agreement with the Subadviser is approved by a majority of the Fund's outstanding voting securities; provided, however, that this Agreement may be terminated by the Board of Directors of the Fund or a majority of the Fund's outstanding voting securities on not more than 10 days written notice to the Manager and the Subadviser. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement.

6. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's directors, officers, or employees who may also be a Director/Trustee, officer or employee of the Fund to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

7. During the term of this Agreement, the Manager agrees to furnish the Subadviser at its principal office all Prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

8. This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.


9.   This Agreement shall be governed by the laws of the State of New York.


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

     IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



                   PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC


                BY:
                   -------------------------------------------
                   Robert F. Gunia
                   Executive Vice President


                   JENNISON ASSOCIATES LLC


                BY:
                   -------------------------------------------
                   Karen E. Kohler
                   Senior Vice President

                                   SCHEDULE A

               This fee schedule is applicable to the portion of the assets to be managed by Jennison that was previously managed by PIC:



           -----------------------------------------------------------------------------------------------------
                                                                                    0.375% to $1 bil.
           Prudential 20/20 Focus Fund                                              0.3325% over $1 bil.
           -----------------------------------------------------------------------------------------------------
           Prudential Diversified Funds
           -----------------------------------------------------------------------------------------------------
                Prudential Diversified Conservative Growth Fund                            0.375%
           -----------------------------------------------------------------------------------------------------
                Prudential Diversified Moderate Growth Fund                                0.375%
           -----------------------------------------------------------------------------------------------------
                Prudential Diversified High Growth Fund                                    0.375%
           -----------------------------------------------------------------------------------------------------
           Prudential Equity Fund, Inc.                                             0.250% to $500 mil.
           -----------------------------------------------------------------------------------------------------
                                                                                    0.226% next $500 mil.
           -----------------------------------------------------------------------------------------------------
                                                                                    0.203% over $1 bil.
           -----------------------------------------------------------------------------------------------------
           Prudential Europe Growth Fund, Inc.                                             0.375%
           -----------------------------------------------------------------------------------------------------
           Prudential Global Genesis Fund, Inc.                                            0.500%
           -----------------------------------------------------------------------------------------------------
           Prudential Natural Resources Fund, Inc.                                         0.375%
           -----------------------------------------------------------------------------------------------------
           Prudential Pacific Growth Fund, Inc.                                            0.375%
           -----------------------------------------------------------------------------------------------------
           Prudential Sector Funds, Inc.
           -----------------------------------------------------------------------------------------------------
                Prudential Financial Services Fund                                         0.375%
           -----------------------------------------------------------------------------------------------------
                Prudential Technology Fund                                                 0.375%
           -----------------------------------------------------------------------------------------------------
                Prudential Utility Fund                                             0.300% to $250 mil.
           -----------------------------------------------------------------------------------------------------
                                                                                    0.238% next $500 mil.
           -----------------------------------------------------------------------------------------------------
                                                                                    0.203% next $750 mil.
           -----------------------------------------------------------------------------------------------------
                                                                                    0.170% next $500 mil.
           -----------------------------------------------------------------------------------------------------
                                                                                    0.140% next $2 bil.
           -----------------------------------------------------------------------------------------------------
                                                                                    0.122% next $2 bil.
           -----------------------------------------------------------------------------------------------------
                                                                                    0.105% over $6 bil.
           -----------------------------------------------------------------------------------------------------
           Prudential Small Company Fund, Inc.                                             0.455%
           -----------------------------------------------------------------------------------------------------
                                                                                    0.300% to $1 bil. and
           Prudential U.S. Emerging Growth Fund, Inc.                               0.250% above $1 bil.
           -----------------------------------------------------------------------------------------------------
                                                                                    0.300% to $500 mil.
                                                                                    0.238% next $500 mil.
                                                                                    0.214% next $500 mil.
           Prudential Value Fund (formerly Prudential Equity Income Fund)           0.191% over $1.5 bil.
           -----------------------------------------------------------------------------------------------------
           Prudential World Fund, Inc., Global Series                                      0.375%
           -----------------------------------------------------------------------------------------------------


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